Somera Reports Results for Second Quarter of 2004

SANTA BARBARA, Calif., July 21, 2004—Somera Communications, Inc. (NASDAQ: SMRA), a global provider of equipment lifecycle management services, today announced financial results for the second quarter ended June 30, 2004.

Total revenue for the second quarter of 2004 was $25.8 million, compared with $28.4 million for the first quarter of 2004. Net loss under generally accepted accounting principles (GAAP) was $3.9 million, or $0.08 per share, compared with $4.1 million, or $0.08 per share, for the first quarter of 2004.

“During the quarter, we experienced a marked improvement in operational execution, with gross margins increasing four percentage points over Q1 levels, as we focused on restoring business fundamentals and preliminary execution of our growth strategies,” said David Heard, Somera’s President and Chief Executive Officer. “Our revenue shortfall during the second quarter was due primarily to the weak contribution from large national wireless operators in North America and our decision to de-emphasize certain low margin services . This decision improved our services gross margins to 36% without compromising our ability to provide more profitable, value-added services to better match our customers’ needs and support our strategic direction. Moving forward, we will continue to identify other areas where we can drive operating efficiencies and bottom line contribution.”

Somera’s operating expenses for the second quarter of 2004 were $10.9 million, compared with $10.3 million for the first quarter of 2004. The sequential increase in expenses related to recruitment, settlement of certain litigation, outside services for sales development, and Sarbanes-Oxley compliance.

At June 30, 2004, the company had $41 million in cash and short-term investments, $55 million in working capital and no long-term debt. Added Heard, “We were relentless in managing cash as we balanced our quarterly performance with our need to make prudent and appropriate investments for future growth. As a result, cash burn was down significantly from first quarter levels and we will continue to maintain a tight and aggressive cash management policy.”

5383 Hollister Ave., Suite 100 • Santa Barbara, CA 93111

Phone (805) 681-3322 • Fax (805) 681-3325

E-mail: scinfo@somera.com • Web: www.somera.com

Strategy, Direction, and Outlook

“We believe there is significant demand for solutions that enable carriers and OEMs to manage their equipment lifecycles more profitably in the face of unprecedented changes in the telecommunications industry,” said Heard. “Consolidation and the rapid pace of new technology and service introductions has accelerated equipment displacement, transition, and digestion. Our successful management of these equipment lifecycles could enable carriers and OEMs to concentrate on the introduction of these new technologies and services, while we support their aging networks through the buying, selling, and servicing of equipment to optimize our customers’ ROI. “

Continued Heard, “I believe we understand the core operational issues required to provide the right portfolio of services and executional precision to address this opportunity. We are focused on making the right investment for the shareholders for the longer term and getting the company back to growth and profitability. However, I am not prepared to provide guidance until we have implemented some of the necessary refinements and improved our competencies in a few key areas.”

Teleconference and Webcast

Management’s teleconference and webcast are scheduled for 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time today and are open to everyone. Please dial 800.599.9795 for domestic calls, or 617.786.2905 for international calls, at least five minutes before start time and use passcode 85982364. The call will be simultaneously webcast on the Investor Relations page of the Somera web site at www.somera.com. Listeners will need to have Microsoft Media Player installed on their computers. A replay will be available from one hour after the call ends through August 21, 2004, 11:59 p.m. Eastern Time/8:59 p.m. Pacific Time, at 888.286.8010 for domestic calls, or 617.801.6888 for international calls, passcode: 96719422.

About Somera Communications

Somera provides equipment lifecycle solutions to support operators need to extend the life of legacy networks at the lowest cost and greatest return. The company buys, sells, and services new and refurbished equipment and provides strategic support to maximize equipment lifecycles and ROI. Founded in 1995, Somera has developed an impressive base of over 1,100 customers worldwide, including the industry leaders from each segment of the telecommunications market. Visit Somera on the Web at www.somera.com.

5383 Hollister Ave., Suite 100 • Santa Barbara, CA 93111

Phone (805) 681-3322 • Fax (805) 681-3325

E-mail: scinfo@somera.com • Web: www.somera.com

This news release contains forward-looking statements as that term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including those regarding the company’s expectation for a return to growth and profitability, the company’s implementation of restructuring and improving competencies in certain key areas, expected changes in market dynamics for the company’s customer base,; the company’s expectation of improved industry fundamentals; the company’s ability to execute on its lifecycle management services offering; and the company’s ability to capitalize on future network equipment deployment opportunities. Forward-looking statements involve a number of risks and uncertainties including, but not limited to, general economic conditions particularly affecting the telecommunications industry; capital equipment spending levels in the telecommunications industry; the impact of competition in the market for supplying equipment to telecommunications operators; the risk of potential shortage of product supply; risks regarding the company’s ability to expand international operations and build services capabilities; and other factors fully described in the company’s reports to the Securities and Exchange Commission (SEC), including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 2003, and Quarterly Reports on Form 10-Q. Actual results may differ materially from the statements contained in this news release. The company does not undertake to update any forward-looking statements that may be made by or on behalf of the company. Copies of Somera’s SEC filings may be obtained by contacting Investor Relations, Somera Communications, at 1-805-681-3322.

Contacts:	MEDIA	INVESTOR RELATIONS
	Kelly Delany	Steve Cordial
	Director of Communications	Vice President and Chief Financial Officer
	kdelany@somera.com	scordial@somera.com
	805.699.3384	805-699-3354

—Financial Statements Attached—

5383 Hollister Ave., Suite 100 • Santa Barbara, CA 93111

Phone (805) 681-3322 • Fax (805) 681-3325

E-mail: scinfo@somera.com • Web: www.somera.com

SOMERA COMMUNICATIONS, INC.

CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	June, 30 2004	December 31, 2003
ASSETS

Current Assets:
Cash and cash equivalents	$40,827	$41,842
Short-term investments	500	5,000
Accounts receivable, net	13,404	19,906
Inventories, net	16,015	13,804
Other current assets	11,346	10,487
Total current assets	82,092	91,039

Property and equipment, net	5,770	5,809
Other assets	94	117
Intangible assets	1,844	1,877

Total assets	$89,800	$98,842

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current Liabilities:
Accounts payable	$13,929	$14,520
Accrued compensation	2,485	3,478
Other accrued liabilities	9,230	9,338
Deferred revenue	1,082	1,369

Total current liabilities	26,726	28,705

Stockholders’ Equity	63,074	70,137

Total liabilities and stockholders’ equity	89,800	$98,842

5383 Hollister Ave., Suite 100 • Santa Barbara, CA 93111

Phone (805) 681-3322 • Fax (805) 681-3325

E-mail: scinfo@somera.com • Web: www.somera.com

SOMERA COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2004	2003	2004	2003
Equipment revenue	$22,748	$31,099	45,760	63,357
Service revenue	3,019	4,855	8,395	8,434

Total revenue	25,767	35,954	54,155	71,791

Equipment cost of revenue	16,833	22,478	34,589	45,781
Service cost of revenue	1,947	4,424	6,099	7,022

Total cost of revenue	18,780	26,902	40,688	52,803

Gross profit	6,987	9,052	13,467	18,988

Operating expenses:
Selling, general and administrative	10,894	12,695	21,181	25,937
Amortization of intangible assets	17	326	34	652
Impairment of goodwill and intangible assets	—	25,329	—	25,329

Total operating expenses	10,911	38,350	21,215	51,918

Loss from operations	(3,924)	(29,298)	(7,748)	(32,930)

Interest and other income (expense), net	56	281	(150)	421

Loss before income taxes	(3,868)	(29,017)	(7,898)	(32,509)

Income tax (benefit) provision	8	(6,258)	34	(7,672)

Net loss	(3,876)	(22,759)	(7,932)	(24,837)

Net loss per share - basic and diluted	$(0.08)	$(0.46)	$(0.16)	$(0.51)

Weighted average number of shares outstanding:

Basic and diluted	49,759	49,097	49,639	49,048

5383 Hollister Ave., Suite 100 • Santa Barbara, CA 93111

Phone (805) 681-3322 • Fax (805) 681-3325

E-mail: scinfo@somera.com • Web: www.somera.com